UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

Atlanticus Holdings Corporation

(Exact name of registrant as specified in its charter)

Georgia	000-53717	58-2336689
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Five Concourse Parkway, Suite 300, Atlanta, Georgia 30328
(Address of principal executive offices)

Registrant’s telephone number, including area code: 770-828-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol	Name of exchange on which registered
Common stock, no par value	ATLC	Nasdaq Global Select Market

7.625% Series B Cumulative Perpetual Preferred Stock, no par value	ATLCP	Nasdaq Global Select Market

6.125% Senior Notes due 2026	ATLCL	Nasdaq Global Select Market

9.25% Senior Notes due 2029	ATLCZ	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On September 11, 2025, Mercury Finance Acquisitions, LLC, a Georgia limited liability company (the “Purchaser”), and wholly-owned subsidiary of Atlanticus Holdings Corporation (the “Company”), entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Mercury Financial Intermediate LLC, a Delaware limited liability company (“Seller”), Mercury Financial LLC, a Delaware limited liability company (“Mercury”), and solely for purposes of Section 7.7 of the Purchase Agreement, the Company. Pursuant to the Purchase Agreement, and subject to the conditions thereof, the Purchaser acquired all of the issued and outstanding equity interests of Mercury (the “Acquisition”), which is a leading data- and tech-centric credit card platform used to provide credit cards to near-prime consumers in the U.S. As a result of the Acquisition, the Company added approximately 1.3 million credit card accounts and $3.2 billion in credit card receivables.

The purchase price under the Purchase Agreement was approximately $162 million (the “Initial Purchase Price”), subject to an adjustment mechanism to true up the adjusted net asset value of Mercury as compared to a target adjusted net asset value and certain other customary adjustment items. The Company used cash on hand to fund the Initial Purchase Price under the Purchase Agreement.

In addition to the Initial Purchase Price, the Seller has the opportunity under the Purchase Agreement to receive earn out payments for up to three years following the closing of the Acquisition in an amount equal to 75% of the amount by which the charge-offs of Mercury’s managed receivables are less than agreed-upon charge-off levels.

In connection with the Acquisition, the Purchaser purchased a buy-side representations and warranties insurance policy, which comprises the material portion of the Purchaser’s remedy for breaches of representations and warranties, absent fraud or beaches of certain fundamental representations and warranties identified in the Purchase Agreement. The representations and warranties insurance policy is subject to certain policy limits, exclusions, deductibles and other terms and conditions. The Purchase Agreement also contains customary indemnification obligations of each party with respect to breaches of their respective covenants and certain other specified matters.

In connection with the Acquisition, Mercury entered into restrictive covenant agreements with the Seller and an indirect equityholder of Mercury that contain post-closing covenants that, among other things, restrict the Seller and such indirect equityholder from soliciting certain of Mercury’s employees.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The representations, warranties and covenants of the parties contained in the Purchase Agreement have been made solely for the benefit of the parties thereto (subject to certain customary exceptions). In addition, such representations, warranties and covenants (i) have been made only for purposes of the Purchase Agreement, (ii) have been qualified by confidential disclosures made by the Seller and Mercury to the Purchaser in connection with the Purchase Agreement, (iii) are subject to materiality qualifications contained in the Purchase Agreement, which may differ from what may be viewed as material by investors, (iv) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement, and (v) have been included in the Purchase Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Accordingly, the Purchase Agreement is included with this Current Report on Form 8-K only to provide investors with information regarding the terms of the Purchase Agreement and not to provide investors with any other factual information regarding the parties or their respective businesses. Investors should not rely on the representations, warranties or covenants, or any descriptions thereof, as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, and any such subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 7.01.	Regulation FD Disclosure.

On September 11, 2025, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

The Company has prepared an investor presentation with respect to the Acquisition. A copy of the investor presentation is furnished as Exhibit 99.2 hereto and is incorporated into this Item 7.01 by reference.

The press release and investor presentation shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act regardless of any general incorporation language in the filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that reflect the Company's current views with respect to, among other things, the benefits of the acquisition of Mercury, included expected synergies and future financial and operating results; and the Company’s plans, objectives, expectations and intentions for Mercury and its other businesses. You generally can identify these statements by the use of words such as outlook, potential, continue, may, seek, approximately, predict, believe, expect, plan, intend, estimate or anticipate and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as will, should, would, likely and could. These statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those included in the forward-looking statements. These risks and uncertainties include those risks described in the Company’s filings with the Securities and Exchange Commission and include, but are not limited to, the Company’s ability to integrate successfully Mercury with its other businesses; bank partners, merchant partners, consumers, loan demand, the capital markets, labor availability, supply chains and the economy in general; the Company’s ability to retain existing, and attract new, merchant partners and funding sources; changes in market interest rates; increases in loan delinquencies; its ability to operate successfully in a highly regulated industry; the outcome of litigation and regulatory matters; the effect of management changes; cyberattacks and security vulnerabilities in its products and services; and the Company’s ability to compete successfully in highly competitive markets. The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, the Company disclaims any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description
2.1*
Membership Interest Purchase Agreement, dated September 11, 2025, by and among Mercury Financial Intermediate LLC, a Delaware limited liability company, Mercury Finance Acquisitions, LLC, a Georgia limited liability company, Mercury Financial LLC, a Delaware limited liability company, and solely for purposes of Section 7.7, Atlanticus Holdings Corporation, a Georgia corporation.

99.1	Press Release, dated September 11, 2025.
99.2	Investor Presentation, dated September 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* The exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.  Certain portions of this document have been omitted because they are both not material and are the type that the Company treats as private or confidential.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTICUS HOLDINGS CORPORATION

Date: September 17, 2025	By:	/s/ William R. McCamey
Name: William R. McCamey
Title: Chief Financial Officer